CHINA ENERGY VENTURES CORP.

A Nevada corporation

Incorporated: February 9, 1993

         100%  CHENGDU BIG SKY NETWORK TECHNOLOGY SERVICES LTD.

         A Chinese limited liability corporation

         Incorporated: June 5, 2001

100%   BIG SKY NETWORK CANADA LTD.

            A British Virgin Islands corporation

            Incorporated: May 20, 1993

         ---------   50%    SICHUAN HUAYU BIG SKY NETWORK LTD.

           A Chinese limited liability corporation

           Incorporated: October 8, 2000

                 Big Sky Network Canada Ltd. has a 50% interest in the joint venture and a profit interest of 65% from 2001 through  2007; 50 from 2008 through 2014; and 35% from 2015 through 2020.

 75%   BIG SKY ENERGY ATYRAU LTD.       --------    100%    VECTOR ENERGY WEST LLP

           An Alberta corporation

              A Kazakhstan limited liability partnership

           Incorporated: April 8, 2004

              Incorporated: July 4, 2001

100%  BIG SKY ENERGY KAZAKHSTAN LTD.  -------   90%   KOZHAN LLP

           An Alberta corporation

              A Kazakhstan limited liability partnership

           Incorporated: July 29, 2003

              Incorporated: April 28, 2001

 75%   BIG SKY ENERGY CASPIAN LTD.

          An Alberta corporation

          Incorporated: April 8, 2004

100% BIG SKY ENERGY LTD.

          An Alberta corporation

          Incorporated: May 31, 2004